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                                                                  EXHIBIT 10.7


                               KELLWOOD COMPANY

               CORPORATE DEVELOPMENT INCENTIVE PLAN, AS RESTATED

1.       PURPOSE

         A. To cause the interests of key executives and stockholders to coincide by basing certain of the executive long-term incentives on the achievement of long range corporate goals.

         B. To provide meaningful incentive to Participants to improve the Company's long-term growth and profitability.

         C. To encourage Participants to enhance the growth and profitability of the entire Company rather than concentrating efforts on only a specific segment of the Company.

         D.       To encourage acceptance and continuation of employment.

2.       NAME OF PLAN

         The Plan shall be known as the Kellwood Company Corporate Development Incentive Plan, as restated.

3.       DEFINITIONS

         The following words and phrases, when used in this Plan, shall have the meanings indicated herein:

         (1)      Award:                     A number of Shares in Stock earned
                                             by a Participant under the Plan.

         (2)      Change in Control:         Change in Control of the Company
                                             shall be defined to have occurred
                                             when (i) any one person, or more
                                             than one person acting as a
                                             group, acquires ownership of
                                             stock of the Company that,
                                             together with stock held by such
                                             person or group, constitutes more
                                             than 50 percent of the total fair
                                             market value or total voting
                                             power of the stock of the
                                             Company, and such acquisition is
                                             deemed a "change in the ownership
                                             of a corporation" under Treasury
                                             regulation 1.409A-3(g)(5)(v); or
                                             (ii) either (1) any one person,
                                             or more than one person acting as
                                             a group, acquires (or has
                                             acquired during the 12-month
                                             period ending on the date of the
                                             most recent

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                                             acquisition by such person or
                                             persons) ownership of stock of
                                             the Company possessing 35 percent
                                             or more of the total voting power
                                             of the stock of the Company, or
                                             (2) a majority of members of the
                                             Company's board of directors is
                                             replaced during any 12-month
                                             period by directors whose
                                             appointment or election is not
                                             endorsed by a majority of the
                                             member's of the Company's board
                                             of directors prior to the date of
                                             the appointment or election, and
                                             in the case of subparagraph (1)
                                             or (2) there is a "change in the
                                             effective control of the
                                             corporation" under Treasury
                                             regulation 1.409A-3(g)(5)(vi); or
                                             (iii) any one person, or more
                                             than one person acting as a
                                             group, acquires (or has acquired
                                             during the 12-month period ending
                                             on the date of the most recent
                                             acquisition by such person or
                                             persons) assets from the
                                             Corporation that have a total
                                             gross fair market value equal to
                                             or more than 40 percent of the
                                             total gross fair market value of
                                             all of the assets of the Company
                                             immediately prior to such
                                             acquisition or acquisitions, and
                                             such acquisition or acquisitions
                                             constitute a "change in the
                                             ownership of a substantial
                                             portion of a corporation's
                                             assets" under Treasury regulation
                                             1.409A-3(g)(5)(vii).

          (3)     Committee:                 The Compensation and Stock Option
                                             Committee of the Company's Board
                                             of Directors, comprised of
                                             non-employee directors (within
                                             the meaning set forth in Rule
                                             16b-3 promulgated under the
                                             Exchange Act), none of whom shall
                                             be eligible to participate in
                                             this Plan.

         (4)      Company:                   Kellwood Company

         (5)      Disability:                A physical or mental condition,
                                             which in the judgment of the
                                             Committee, based on medical
                                             evidence acceptable to the
                                             Committee, would result in a
                                             Participant being totally and
                                             permanently disabled


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                                             under normal Company policy.

         (6)      Employer:                  Kellwood Company and each of its
                                             subsidiaries, affiliates and
                                             related companies to which the
                                             Plan has been extended by the
                                             Committee.

         (7)      Escrow Agent:              The Escrow Agent selected by the
                                             Committee to receive and hold
                                             Stock awarded under the Plan.


         (8)      Participant:               An employee of the Employer
                                             selected by the Committee to
                                             participate in the Plan. A
                                             Participant will be selected by
                                             the Committee in its sole
                                             discretion, based upon the
                                             Committee's judgment of the
                                             employee's ability to
                                             significantly affect major
                                             decisions and actions which
                                             influence the continued
                                             profitable growth and development
                                             of the Company, the value of the
                                             employee's continuing service and
                                             the probable detriment of his or
                                             her employment with competitors.

         (9)      Retirement:                The termination of a Participant's
                                             employment with all Employers
                                             upon or after the attainment of
                                             age 65 or upon or after the
                                             attainment of both 15 years of
                                             service and age 55.

         (10)     Shares or Stock:           Shares of the Company's common
                                             stock.

         (11)     Targeted Criterion:        The level of performance during a
                                             performance period designated by
                                             the Committee which must be met
                                             for the full amount of an Award
                                             to be earned by a Participant.
                                             The measures and objectives may
                                             be based on earnings per share,
                                             return on assets or equity, cash
                                             flow, revenue or income growth,
                                             earnings before income taxes but
                                             excluding any gain on the sale of
                                             assets, economic value added or
                                             on other criteria which the
                                             Committee establishes.

         (12)     Targeted Shares:           The number of Shares which a
                                             Participant can earn at 100% of
                                             the Targeted


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                                             Criterion.

4.       SHARES RESERVED FOR AWARDS

         The total number of Shares reserved for issuance under this Plan shall be 1,000,000 Shares plus the number of Shares remaining available for issuance under the Plan prior to its restatement. In the event Shares of Common Stock are retained by the Company pursuant to a Participant's election to satisfy his or her tax withholding obligation, the number of Shares retained shall be available for issuance under the Plan. The maximum number of Shares subject to an Award to any Participant in any fiscal year shall be 50,000 Shares. The number of Shares reserved for issuance hereunder and the maximum number of Shares subject to an Award to any Participant shall be subject to adjustment as provided in Section 9 hereof.

5.       AWARD PROCEDURE

         A. The Committee, upon the recommendation of the Chief Executive Officer, shall determine each Participant, each Participant's Targeted Shares and shall make Awards to the Participants in accordance with further provisions of the Plan.

         B. The Committee shall determine the following at the time of setting the Targeted Criterion:

                  1. The Targeted Criterion level for the performance period necessary for a Participant to earn any Award.

                  2. The Targeted Criterion level for the performance period necessary to earn the Target Shares.

                  3. Any known or anticipated Board actions or changes in tax laws or regulations which are to be excluded, if any, from the Targeted Criterion levels identified by the Committee.

         C. The Committee shall determine the following at the time of making each Award:

                  1. The extent that the Targeted Criterion of the Company have been met.

                  2.       The number of Shares earned.

6.       ADJUSTMENTS TO TARGETED CRITERION

         The Committee shall have the power, exercisable at its sole discretion, to adjust the Targeted Criterion to reflect any major alterations in the course of the business or to exclude the effects of any action by the Board or of any changes in the tax laws or regulations which impact significantly on the Targeted Criterion and which were not anticipated on the date a Participant's Targeted Shares were determined. However, the Committee may not exercise its discretion to increase the amount of any Award to a


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         Participant who is a "covered employee" under Section 162(m) of the
         Internal Revenue Code.

7.       PAYMENT

         A. The payment of a Participant's Award shall be made in Company Stock.

         B. The Company shall place in escrow with the Escrow Agent, in the name of the Participant or a trust established for the Participant's benefit, 100% of the stock earned by the Participant under this Plan. The restrictions on the Stock placed in escrow shall lapse, and the Stock shall be transferred to the Participant from the escrow at the rate of 25% a year, with the first release on the date selected by the Committee in the year of the award, and the remaining 75% in three equal installments commencing on the first business day in March of the year following the calendar year in which the award is earned and on each first business day of each March thereafter.

         C. In the event of the death, Disability or Retirement of a Participant during the performance period, the Participant or his beneficiary shall earn, at the conclusion of the performance period, a pro rata portion of the Award which would otherwise have been due to him had he remained an Employee until the end of the performance period based on the number of full months during which the Participant was employed during the performance period.

         D. In the event of Disability of the Participant, any stock which was in escrow as of the date of the Participant's Disability, or was added thereto at the end of the then current performance period, shall be released from escrow in accordance with the release dates at the same rate as if the Participant continued as an Employee.

         E. In the event of the death of a Participant, any Stock which was in escrow as of the date of the Participant's death, or was added thereto at the end of the then current performance period, shall be released from escrow and delivered to such one or more beneficiaries as the Participant may have designated in writing and filed with the Secretary of the Committee. Beneficiaries may be named contingently or successively and may share in different portions, if so designated by the Participant. If no beneficiary has been designated, delivery shall be made to the estate of the decedent.

         F. In the event of Retirement of a Participant, any Stock which was in escrow as of the date of the Participant's Retirement, or was added thereto at the end of the then current performance period, shall be released from escrow and delivered to the Participant; provided that in the event of Retirement of a Key Employee, no Stock shall be released from escrow and delivered to the Participant prior to the earlier of the date provided in Section 7B or the date that is 6 months after the Participant's Retirement. A Key Employee is an employee determined under Section 416(i) of the Internal Revenue Code (without regard to Paragraph (5) thereof), and includes (i) an officer of an Employer (but not more than 50) having


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                  an annual compensation greater than $135,000 (as adjusted to reflect cost-of-living increases); (ii) a 5-percent owner of an Employer; or (iii) a 1-percent owner of an Employer having annual compensation from the Employers of more than $150,000.

8.       FORFEITURES

         Upon the termination of employment of a Participant from the services of all Employers due to any reason other than death, Disability, or Retirement, any Stock in escrow on the date of termination shall be forfeited by the Participant. Any Stock forfeited hereunder shall be available for further awards under the Plan.

9.       CHANGE IN CAPITALIZATION

         A. In the event of any stock dividend, stock split, reclassification or other changes in the Stock, the Committee shall make such adjustments in the Targeted Shares, Stock in escrow, reserved Shares and maximum Shares awarded to any Participant as it deems equitable to accomplish the purpose of the Plan. A Committee's determination as to any adjustments shall be final and conclusive.

         B. Each participant who receives an Award of Stock under the Plan shall be entitled to dividends on the Shares and to all the rights of a stockholder with respect to the Stock from the date Stock was issued and placed in escrow. Any Stock received as a result of a stock dividend or stock split, or otherwise in respect of any Stock in escrow, shall be subject to the same restrictions as the original Stock and placed in escrow.

10.      ADMINISTRATION AND INTERPRETATION OF THE PLAN

         The Committee shall have full responsibility for the administration of the Plan and may establish rules deemed by it to be appropriate to carry out the purposes of the Plan. The decision of the Committee with respect to selection of Participants, the amount of Targeted Shares and Awards, and the interpretation of the Plan shall be conclusive and binding on all parties.

11.      MISCELLANEOUS

         A. By acceptance of any Award under this Plan, the Participant agrees that the value of any Stock issued to him pursuant to an Award is special compensation and that the value of the Stock will not be taken into account in determining the amount of any pension or other retirement benefits under any Employer's retirement program, the amount of life insurance coverage under any Employer's program, or be considered as "income" in determining the gross monthly indemnity under any Employer's long-term disability benefit program.

         B. No interest of a Participant may be sold, donated, pledged, or otherwise assigned or transferred in whole or in part, except by will or the laws of descent and distribution.


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         C.       Participation in the Plan does not give a Participant any
                  right to be retained as an employee of any Employer.

         D. The delivery of any Stock under the Plan to a Participant may also be subject to such other provisions as the Committee determines appropriate, including any which may be considered necessary to comply with federal or state securities laws, stock exchange requirements or tax withholding requirements.

12.      ADOPTION OF AMENDMENTS OR TERMINATION OF THE PLAN

         The Committee shall have the right to amend or modify this Plan from time to time, or to terminate this Plan entirely or to suspend the establishment of Targeted Shares; provided, however, no amendment or modification of this Plan or its termination shall affect or impair the provisions of any Targeted Shares theretofore established or any Award theretofore earned without the written consent of each Participant whose Targeted Shares or Award would be affected or impaired by the amendment, modification or termination.

13.      IMMEDIATE RELEASE FROM ESCROW

         Notwithstanding the other provisions of this Plan, (i) upon a Change in Control of the Company, or (ii) pursuant to a resolution of the Committee passed after commencement of a tender offer or other acquisition plan or program by any person which, if consummated in accordance with its terms, would result in a Change in Control of the Company or its merger, consolidation, share exchange or sale of substantially all of its assets; then all restrictions on Stock in escrow shall immediately lapse, and the Stock shall be released from escrow and delivered to the Participants.

14.      WITHHOLDING

         When a participant is required to pay to the Company an amount to be withheld under applicable tax laws in connection with the release of Shares under the Plan, the Committee may, in its discretion and subject to such rules as it may adopt, permit the Participant to satisfy the obligation, in whole or in part, by electing to have the Company withhold Shares having a fair market value equal to the amount required to be withheld. The election must be irrevocable and made on or before the date that the amount of tax to be withheld is determined (the "Tax Date"). The fair market value of the shares to be withheld is the average of the high and low market price of the Common Stock on the New York Stock Exchange on the Tax Date. The fair market value of any fractional shares will be paid in cash.



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